UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
__________________________________________________________________________________________________________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Amendment No. 1)
__________________________________________________________________________________________________________________________

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MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

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On January 17, 2017, Matthews International Corporation (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Shareholders scheduled for 9:00 AM on Thursday, February 16, 2017 at The Blackwell, located at 2110 Tuttle Park Place, Columbus, Ohio 43210.

This Amendment No. 1 amends the Proxy Statement to correct an error in the Non-Employee Director Compensation Table included on page 8 of the Proxy Statement. The table inadvertently listed Mr. J.P. O’Leary, Jr., a former director, rather than Mr. Don W. Quigley, Jr., the current director and current nominee for re-election. All other information set forth in the Non-Employee Director Compensation Table, including compensation paid to Mr. Quigley, was reported correctly. A corrected Non-Employee Director Compensation Table is set forth below.

The following table summarizes the director compensation earned by the non-employee directors of the Company for fiscal 2016.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
J.D. Turner	$175,000	$110,000	$285,000
K.E. Dietze	82,500	110,000	192,500
T.L. Dunlap	75,000	110,000	185,000
A. Garcia-Tunon	105,000	110,000	215,000
M.K. O’Brien	85,000	110,000	195,000
D.W. Quigley, Jr. (2)	107,143	110,000	217,143
J.R. Whitaker	82,500	110,000	192,500

(1)
Amounts in this column reflect the grant date fair value of awards of restricted shares of the Company’s Common Stock granted during fiscal 2016 computed in accordance with Financial Accounting Standards Board ASC Topic 718; however, the estimate of forfeiture related to service-based vesting conditions is disregarded for purposes of this valuation. There were no forfeitures of restricted shares by any of the directors during fiscal 2016. On March 10, 2016, each of the non-employee directors were awarded 2,246 restricted shares with a grant date fair value of $110,000.

(2)	Includes a pro-rated cash retainer for his appointment to the Board of Directors on September 28, 2015.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.